PROMISSORY NOTE


December 27, 1999
Costa Mesa, California


         FOR VALUE RECEIVED, Kanakaris Communications ("Maker") promises to pay to Branch Lotspeich, an Individual, in lawful money of the United States of America, the sum of Thirty Five Thousand Dollars ($ 35,000.00), together with interest on the unpaid principal balance at the rate of five percent (5%) per annum.

         Payment of principal due under this Note, as well as any and all accrued interest due and owing, shall be made to Payee on or before January 10th, 2002. Maker will commence monthly payments of at least 5% of outstanding balance beginning February 2000.

         All payments, when received, shall be credited, first, to accrued interest, with the balance applied to the reduction of the principal sum.

         Maker's obligations under this Note shall be paid and performed without any defenses, claims, impairments or terminations which Maker may now or hereafter have or could claim against Payee, and Maker hereby waives all of the same.

         Unless an Event of Default (below defined) shall have occurred and remain uncured, Maker shall have the right to prepay the principal of this Note from time to time, in whole or in part, without the payment of any premium or penalty.

         The occurrence of any of the following will constitute an event of default ("Event of Default") under this Note:

         (a) Maker's failure to pay any installment of principal and/or interest within ten (10) days of its due date.

         (b) The default by Maker in the performance of any other term, covenant or agreement contained in this Note, which default is by its nature curable within thirty (30) days, and such default shall not have been remedied to the reasonable satisfaction of Payee or waived in writing by Payee within ten (10) days after written notice of such default has been given to Maker. Any such term, covenant or agreement which is performable by the payment of money shall be deemed curable within ten (10) days.

         (e) Maker (i) makes an assignment for the benefit of creditors or admits in writing Maker's inability to pay its debts generally as they become due, or (ii) applies to any tribunal for the appointment of a trustee or receiver of any substantial part of Maker's assets, or (iii) commences any voluntary proceedings under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction, or (iv) becomes the subject of any such involuntary proceedings and Maker indicates Maker's approval, consent or acquiescence, or (v) becomes the subject of an order appointing a trustee or receiver, adjudicating it bankrupt or insolvent, or approving a petition in any such involuntary proceeding, and such order remains in effect for sixty (60) days.

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         Upon the occurrence of any Event of Default hereunder, the entire unpaid balance of the principal debt evidenced hereby, together with any other sums due hereunder, with interest theretofore accrued, shall, at the option of Payee, become immediately due and payable.

         One or more executions may forthwith issue on any judgment or judgments obtained hereunder and any security herefor may forthwith be enforced without exhaustion of remedies under this Note. Any right or remedy herein is intended to be cumulative, and not exclusive, of any other right or remedy so provided or provided by law, equity, statute or otherwise. All or any of such rights or remedies may be exercised concurrently or in such other manner as Payee shall decide. No failure on the part of Payee to exercise any of such rights or remedies shall be deemed a waiver thereof or of any default hereunder.

         Maker hereby waives the benefit of all laws now or hereafter enacted affording any right to any appraisement, any stay of execution or extension of time for payment, or exempting any property of Maker from levy and sale upon execution of any judgment obtained under this Note by Payee.

         Except as set forth herein, demand, notice of demand, presentation for payment, notice of non-payment or dishonor, protest and notice of protest are hereby waived by Maker.

         The granting, without notice of any extension or extensions of time for payment of any sums or sums due hereunder, or for the performance of any covenant, condition or agreement contained herein, or the granting of any other indulgences to Maker, for the release of the collateral or any part thereof, or the taking or releasing of other or additional security for the indebtedness evidenced hereby, or any other modification or amendment of this Note shall in no way release or discharge the liability of Maker, or of any endorser, guarantor or other person secondarily liable for this Note. Maker and any other persons presently liable hereon agree that additional makers, endorsers, guarantors or sureties may become parties hereto or liable hereon without notice to them and without affecting their liability hereunder.

         This Note shall bind Maker, and Maker's successors and assigns, and the benefits hereof shall inure to Payee and Payee's successors and assigns.

         This Note shall be governed by the laws of the State of California. If any term or provision of this Note or the application thereof is held to be invalid or unenforceable, the remainder of this Note, shall not be affected thereby.

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         Maker shall pay on demand any and all reasonable costs and expenses, including but not limited to, attorneys' fees, incurred by Payee in connection with any default under this Note, whether or not suit be instituted to enforce the terms hereof.

         Maker and Payee hereby consent, in any action or proceeding which may be brought under or in connection with this Note, to the jurisdiction of the courts of California with venue in the County of Orange.


                                                    MAKER:



                                                    /s/ Alex Kanakaris
                                                    ----------------------------
                                                    Alex Kanakaris, CEO
                                                    Kanakaris Communications